                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned directors of THE KROGER CO. (the "Company") hereby make, constitute and appoint Paul W. Heldman and Bruce M. Gack, or either one of them, his or her true and lawful attorneys-in-fact to sign and execute for and on his or her behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to 10,706,638 shares of Common Stock, par value $1, and a like number of Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Program to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands and seal, as of the 20th day of July 1995.



( Reuben V. Anderson)                ( T. Ballard Morton, Jr.)
- ---------------------                -------------------------
Reuben V. Anderson                   T. Ballard Morton, Jr.

( Raymond B. Carey, Jr.)             ( Thomas H. O'Leary)
- ------------------------             -------------------
Raymond B. Carey, Jr.                Thomas H. O'Leary

( John L. Clendenin)                 ( John D. Ong)
- --------------------                 --------------
John L. Clendenin                    John D. Ong

( David B. Dillon)                   ( Katherine D. Ortega)
- ------------------                   ---------------------
David B. Dillon                      Katherine D. Ortega

( Richard W. Dillon)                 ( Joseph A. Pichler)
- --------------------                 --------------------
Richard W. Dillon                    Joseph A. Pichler

( Lyle Everingham)                   ( Martha Romayne Seger)
- ------------------                   ----------------------
Lyle Everingham                      Martha Romayne Seger

( John T. LaMacchia)                 ( James D. Woods)
- --------------------                 -----------------
John T. LaMacchia                    James D. Woods

( Patricia Shontz Longe)
- ------------------------
Patricia Shontz Longe

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to 10,706,638 shares of Common Stock, par value $1, and a like number of Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Program to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



( W. Rodney McMullen)                                      July 20, 1995
- ---------------------
W. Rodney McMullen
Group Vice President and
Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to 10,706,638 shares of Common Stock, par value $1, and a like number of Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Program to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



( Joseph A. Pichler)                                              July 20, 1995
- --------------------
Joseph A. Pichler
Chairman of the Board,
Chief Executive Officer and
Director

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to 10,706,638 shares of Common Stock, par value $1, and a like number of Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Program to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



(J. Michael Schlotman)                                 July 20, 1995
- ----------------------
J. Michael Schlotman
Vice President  and Corporate Controller

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to 10,706,638 shares of Common Stock, par value $1, and a like number of Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Program to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.



( David B. Dillon)                                         July 20, 1995
- ------------------
David B. Dillon
President, Chief Operating Officer, and
Director

                                   RESOLUTION
                                   ----------


WHEREAS, This Board previously has authorized the Company to redeem its 6-3/8% Convertible Junior Subordinated Notes due 1999 (the "Notes"); and

WHEREAS, The Company deems it advantageous upon issuance of the redemption notice for the Notes that the Notes be converted into approximately 10,706,638 shares of the Company's Common Stock; and

WHEREAS, Management is determining the advisability of entering into one or more agreements (the "Underwritten Call") to hedge against the risk that some or all of the holders of the Notes will not convert their Notes to shares of Common Stock; and

WHEREAS, The Underwritten Call would provide that, following the issuance of the redemption notice for the Notes, and at the Company's option, the Company sell to the underwriters shares of Common Stock, par value $1, of the Company (the "Securities") at a price equal to the conversion price of the Notes plus a premium and interest on the Notes (the "Issue Price"), in an amount equal to that number of shares which, when added to the total number of shares issued upon conversion of the Notes, does not exceed 10,706,638; now therefore,

RESOLVED, That, in connection with the proposed Underwritten Call and issuance of the Securities in connection therewith, the members of the Financial Policy Committee are hereby appointed as the Securities Committee, and that any three of them, at least two of whom shall not have served as employees of the Company or its subsidiaries, shall be empowered to act as and for the Securities Committee; and that the Securities Committee shall have all the authority to act as and for the Board of Directors in the determination of whether to consummate the Underwritten Call and the issuance of the Securities; and the elected officers of the Company or any one of them hereby are authorized to enter into agreements for an Underwritten Call; and further

RESOLVED, That the Securities Committee may designate one or more persons, who may or may not be a member of the Securities Committee, to act as and for such Committee in such capacity as the Committee may direct; and further

RESOLVED, That the Securities Committee may, at any time prior to December 31, 1996, authorize one or more issuances and sales of the Securities by the Company and the Underwritten Call for so long as, or at such times as, economically advantageous to the Company, and, in connection with any such authorization, issue, determine, approve, or appoint, as the case may be:

(a) the aggregate principal amount, and terms, of the Securities, not to exceed 10,706,638 shares;

(b)  the Issue Price at which such Securities are to be sold;

(c) the form of Registration Statement on Form S-3, or such other form as the Securities Committee shall determine (the "Registration Statement"), for the purpose of registering the Securities, if so required, under the Securities Act of 1933, as amended, and any amendments thereto;

(d)  the form of contracts or other agreements for the Underwritten Call;

(e) any underwriting, standby, or similar agreement between the Company and an underwriter or underwriters;

(f)  the underwriting discount or spread to be received by the underwriters;

(g) the use, form, execution, and delivery of the Securities, distribution agreement, or such other contracts or agreements, including listing applications, as the Securities Committee shall deem necessary or appropriate;
(h) any transfer, authenticating, placement, exchange, distribution, or paying agent, or registrar, trustee or underwriter, or any other person or entity to act in connection with the Securities; including the selection of a financial institution or institutions, whether foreign or domestic, to advise the Company;

(i) such other terms, conditions, and provisions as the Securities Committee shall deem necessary or appropriate; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Registration Statement with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval, and to execute any and all amendments thereto as deemed necessary or desirable; and further

RESOLVED, That upon the execution of the Registration Statement or any amendments thereto, including post-effective amendments, by directors and officers of the Company, as required by law, either in person or by a duly authorized attorney or attorneys, the elected officers of the Company be, and each of them hereby is, authorized to cause the Registration Statement and any amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments, and to do such other acts and things as, in their opinion or in the opinion of any them, may be necessary or desirable in order to effect such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of the Company; and further

RESOLVED, That Paul W. Heldman and Bruce M. Gack, or either one of them, be, and each of them hereby is, made, constituted, and appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of this Company, and on behalf of the directors and officers thereof in their official capacities, the Registration Statement and any and all amendments thereto, which either of them, in their discretion, deem necessary or advisable to be filed with the Commission; and further

RESOLVED, That Paul W. Heldman, Vice President, Secretary and General Counsel of the Company, whose address is 1014 Vine Street, Cincinnati, Ohio, be, and he hereby is, designated as the Agent for Service to be named in the Registration Statement, with authority to receive notices and communications with respect to such Registration Statement and with all powers consequent upon such designation under the rules and regulations of the Commission; and further

RESOLVED, That subject to the limitations set forth in these resolutions, the Securities Committee may approve the form of the Securities; that the elected officers of the Company be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company, the Securities; that the signature of each of such officers on the Securities may be manual or by facsimile; that Securities bearing the manual or facsimile signatures of individuals who were at any time the elected officers of the Company shall bind the Company notwithstanding that such individuals or any of them cease to hold such offices; that the elected officers of the Company be, and each of them hereby is, authorized to deliver or cause to be delivered the Securities for authentication and delivery in the principal amount thereof as shall have been determined by the Securities Committee; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to take any and all action which they deem necessary or advisable to effect the registration or qualification (or exemptions therefrom) of the Securities for issue, offer, sale, or trade under the Blue Sky or securities laws of any State of the United States of America, any Province of Canada, or of any other country and in connection therewith to sign, execute, acknowledge, verify, deliver, file, and publish all such applications, issuer's covenants, consents to service of process, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they deem necessary or advisable in order to maintain such registration or qualification of the Securities for as long as they may deem necessary or as required by law; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and file an application or applications for the listing of the Securities on the New York Stock Exchange, to appear before officials of the New York Stock Exchange and to take any and all action, and prepare, execute, and file any and all other applications and agreements, including an indemnity agreement relating to the use of facsimile signatures in the execution of the Securities, necessary, incidental, or convenient to effectuate such listing; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and cause to be filed with the Commission and the New York Stock Exchange an application on Form 8-A, or such other form as may be required for the purpose of registering the Securities on a national securities exchange, pursuant to the Securities Exchange Act of 1934; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized and directed to advise the Company's senior lenders and the trustees under the Indentures of the issuance of Securities, as any such office shall deem necessary or appropriate; and further

RESOLVED, That the Securities Committee and each of the elected officers of the Company be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, in the name and on behalf of the Company or otherwise, including, without limitation, indentures, loan agreements, underwriting, placement, exchange or agency agreements, and trust agreements, all as the Securities Committee or any of the elected officers deem necessary or appropriate to effect the purposes and intent of the foregoing resolutions.